EXHIBIT 5
                         (Letterhead of)

                     CRAVATH, SWAINE & MOORE

                                                        March 14, 1994
            National Health Laboratories Holdings Inc.
                  Common Stock $0.01 Par Value
Dear Sirs:

                We have acted as counsel for National Health Laboratories Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-4 under the Securities Act of 1933 of 84,750,692 shares of the common stock, $0.01 par value per share (the "Shares"), to be offered in connection with the proposed reorganization described in the proxy statement/prospectus forming a part of such registration statement (the "Registration Statement"). In that connection, we have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

                Based on such examination, we are of the opinion that (i) the Company has full power and authority under the General Corporation Law of the State of Delaware, under its Certificate of Incorporation and its By-laws to issue the Shares and (ii) the shares are validly authorized and, when issued and exchanged as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

                We are aware that we are referred to under the heading "Proposed Reorganization--Legal Opinions" in the proxy statement/prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 of the Registration Statement.

                                        Very truly yours,
                                        /s/ Cravath, Swaine & Moore

National Health Laboratories
Holdings Inc.
  c/o National Health Laboratories
  Incorporated
        4225 Executive Square
                Suite 800
                        La Jolla, CA 92037